CERTIFICATION

Raymond J. Lucia Jr., Principal Executive Officer/President, and Felicia Tarantino, Principal Financial Officer/Treasurer of the Multi-Strategy Growth & Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Multi-Strategy Growth & Income Fund	Multi-Strategy Growth & Income Fund

/s/ Raymond J. Lucia	/s/ Felicia Tarantino
Raymond J. Lucia Jr.	Felicia Tarantino
Date: 5/10/17	Date: 5/10/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Multi-Strategy Growth & Income Fund and will be retained by the Multi-Strategy Growth & Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.